UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2016

VISA INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33977	26-0267673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 8999 San Francisco, California	94128-8999
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 432-3200

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On May 10, 2016, Visa Inc., a Delaware corporation (the “Company”), and Visa Europe Limited, a company incorporated under the laws of England and Wales (“Visa Europe”), entered into an Amended and Restated Transaction Agreement, dated as of such date (the “Amended Transaction Agreement”), which amends and restates the Transaction Agreement, dated as of November 2, 2015 (the “Original Transaction Agreement”), between the parties, pursuant to which the Company and Visa Europe agreed on the terms and conditions of the Company’s acquisition of 100% of the share capital of Visa Europe (the “Transaction”).
The Amended Transaction Agreement, among other things, deletes the contingent consideration of up to €4 billion, plus compounded interest at a rate of 4.0% per annum, that would have been payable to Visa Europe members under the Original Transaction Agreement. Instead, the Amended Transaction Agreement provides that, subject to the terms and conditions thereof, the Company will pay: (a) at the closing of the Transaction (the “Closing”), aggregate up-front cash consideration of €12.25 billion, reflecting the €11.5 billion up-front cash consideration contemplated by the Original Transaction Agreement, plus additional up-front cash consideration of €750 million, and (b) on the third anniversary of the Closing, an additional cash payment of €1.0 billion (plus compounded interest at a rate of 4.0% per annum). The board of directors of the Company and Visa Europe have each approved, and were unanimous in their support for, the Amended Transaction Agreement and the matters contemplated thereby, including the Transaction. The terms of the Transaction remain otherwise unchanged and reflect the terms of the preliminary agreement disclosed by Visa Inc. on April 21, 2016.
In connection with the execution of the Amended Transaction Agreement, the Company and Visa Europe have entered into an Amended and Restated Amendment No. 1 to the Option Agreement, dated May 10, 2016 (the “Amended Option Amendment”). The Amended Option Amendment aligns the terms on which Visa Europe may exercise its rights under the Put-Call Option Agreement, dated as of October 1, 2007, between the Company and Visa Europe (the “Option Agreement”) with the terms of the Amended Transaction Agreement, including the revised financial terms described above. If the Amended Transaction Agreement is terminated without completion of the Transaction, the Option Agreement will revert to its original unamended form.
The foregoing summary of the Amended Transaction Agreement and the Amended Option Amendment and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amended Transaction Agreement and the Amended Option Amendment, which are filed as Exhibits 2.1 and 2.2 to this current report on Form 8-K, respectively.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
2.1	Amended and Restated Transaction Agreement, dated as of May 10, 2016, by and between Visa Inc. and Visa Europe Limited†
2.2	Amended and Restated Amendment No. 1 to the Visa Europe Put-Call Option Agreement, dated as of May 10, 2016, by and between Visa Inc. and Visa Europe Limited

† Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the U.S. Securities and Exchange Commission upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISA INC.
Date:	May 10, 2016
		By:	/s/ Charles W. Scharf
Charles W. Scharf Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Amended and Restated Transaction Agreement, dated as of May 10, 2016, by and between Visa Inc. and Visa Europe Limited†
2.2	Amended and Restated Amendment No. 1 to the Visa Europe Put-Call Option Agreement, dated as of May 10, 2016, by and between Visa Inc. and Visa Europe Limited

† Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the U.S. Securities and Exchange Commission upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.